EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion of our report dated March 30, 2004 on our audit of the consolidated financial statements of a21, Inc. (the "Company") as of and for the year ended December 31, 2003, in Amendment No. 1 to the Registration Statement on Form SB-2 of the Company. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement.

/s/ Eisner LLP
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New York, New York
September 21, 2004